UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On June 12, 2013, Primus Telecommunications Group, Incorporated (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). Of 13,930,745 shares of common stock issued and outstanding and eligible to vote as of the record date of April 15, 2013, a quorum of 9,775,188 shares, or 70.2% of the eligible shares, was present in person or represented by proxy.

(b) The final results of voting on each of the matters submitted to a vote of stockholders during the 2013 Annual Meeting are as follows.

1.	Election of Directors:

The following four directors were elected as members of the Board of Directors of the Company to serve a one-year term until the Company’s 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified: Mark E. Holliday, Robert M. Pons, Steven D. Scheiwe and Neil S. Subin, based on the following votes:

Nominee	Voted For	Withheld Authority
Mark E. Holliday	9,509,873	265,315
Robert M. Pons	9,600,940	174,248
Steven D. Scheiwe	9,011,906	763,282
Neil S. Subin	7,283,141	2,492,047

2.	Say on Pay Proposal:

The stockholders voted to approve the non-binding, advisory proposal on the compensation of the Company’s executive officers. The results of the vote were as follows:

For	Against	Abstain

6,600,240	3,029,300	145,648

3.	Frequency of Voting:

The stockholders voted to approve the frequency for future advisory votes on the compensation of the Company’s executive officers. The results of the vote were as follows:

1 Year	2 Years	3 Years	Abstain

8,980,947	92,874	603,708	97,659

On June 12, 2013, following the Company’s annual meeting of stockholders, the Board of Directors adopted a resolution providing that an advisory vote on executive compensation would be held annually until the next stockholder vote on the frequency of such votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: June 12, 2013	By:	/s/ John D. Filipowicz
	Name:	John D. Filipowicz
	Title:	General Counsel, Corporate Secretary, Chief Compliance Officer and Chief Administrative Officer